Exhibit 15.2

中国上海市徐汇区宜山路425号 光启城24层 邮编：200235
24/F, Pole Tower, 425 Yishan Road, Shanghai 200235, P. R. China
T: +86 21 6032 8686 www.dehehantong.com

CONSENT OF INDEPENDENT PRC COUNSEL

Date: July 13, 2026

To: Boqii Holding Limited

Room 1203, 12th Floor, Building T1, Smart Cloud,

No. 1, Lane 235, Yubei Road

Pudong New District, Shanghai 201204

People’s Republic of China

Dear Sir/Madam,

We, Shanghai DeheHantong Law Offices, hereby consent to the references to our firm’s name and the summaries of our views and opinions on PRC legal matters under the headings “Item 3. Key Information—3.D. Risk Factors,” and “Item 4. Information on the Company—4.B. Business Overview—Regulations.” included in the annual report on Form 20-F for the fiscal year ended March 31, 2026 of Boqii Holding Limited (the “Company”)（the “Annual Report”）.

We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report, and further consent to the incorporation by reference into the Company’s Registration Statements on Form S-8 (No. 333-256675), Form S-8 (No. 333-265313) and Form F-3 (No. 333-267919) of the references to our firm’s name and the summaries of our views and opinions under the headings referenced above.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder.

Yours faithfully,

/s/ Shanghai DeheHantong Law Offices

Shanghai DeheHantong Law Offices

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